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                                                                  EXHIBIT 23.1.3


                  [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Post-Effective Amendment No. 2 to Registration Statement on Form S-1 of our report dated February 14, 2003 relating to the financial statements of Mewbourne Development Corporation, and our report dated March 4, 2003, relating to the balance sheet of Mewbourne Energy Partners 03-A, L.P., which appear in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Dallas, Texas
April 23, 2003